Exhibit 9

                         Consent of Ernst & Young L.L.P.

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 21, 1997, with respect to the statutory-basis financial statements and schedules of Western Reserve Life Assurance Co. of Ohio included in Pre-Effective Amendment No. 1 to the Registration Statement (Form S-6 No. 333-23359) and related Prospectus of WRL Series Life Account.

                                                       ERNST & YOUNG LLP

Des Moines, Iowa
July 7, 1997